Exhibit 10.4

PRAIRIE OPERATING CO.

55 Waugh Drive, Suite 400

Houston, Texas 77007

June 10, 2026

Hudson Bay PH XIX LLC
c/o High Trail Capital
221 River Street, 9th Floor
Hoboken, NJ 07030
Attention: Eric Helenek

Re:	Agreement re Certain Rights

All:

Reference is made to the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”) of Prairie Operating Co. (the “Company”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Certificate of Designation. For valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this letter agreement hereby agree as follows.

By countersigning this letter agreement, Hudson Bay PH XIX LLC (“High Trail”) and the Company hereby agree as follows:

1.	Series F Preferred.

(a)
The Company and High Trail further agree that, notwithstanding anything to the contrary contained in the Certificate of Designation, with respect to the shares of the Company’s Series F Convertible Preferred Stock (the “Series F Preferred”) held by High Trail or its affiliates, solely for purposes of Section 12, Section 5(E)(ii) and any other provision of the Certificate of Designation that references or incorporates the Absolute Floor Price in connection with the conversion of shares of Preferred Stock or the issuance of shares of Common Stock in respect thereof, such provisions shall be applied without reference to an Absolute Floor Price. For the avoidance of doubt, except as expressly set forth in this Section 1(a), all other terms and conditions of the Certificate of Designation shall continue to apply to the shares of Series F Preferred held by High Trail or its affiliates.

(b)
Notwithstanding anything to the contrary in the Certificate of Designation, in no event shall the incremental number of shares of Common Stock issued pursuant to the Series F Preferred held by High Trail or its affiliates after giving effect to Section 1(a) hereof (i.e. the incremental additional number of shares of Common Stock issued to High Trail or its affiliates as a result of provisions of the Certificate of Designation being applied without reference to an Absolute Floor Price, in excess of the number of shares of Common Stock that would have been issued to High Trail or its affiliates had such provisions been applied with reference to an Absolute Floor Price) exceed 21,156,339 shares of Common Stock in the aggregate (subject to appropriate adjustment in the event of a stock split, stock combination or similar transaction). For the avoidance of doubt, notwithstanding the foregoing, to the extent that the incremental share limitation set forth in this Section 1(b) has been reached, High Trail or its affiliates shall, at their option, have the right to convert shares of Series F Preferred into shares of Common Stock using $1.15 as the Absolute Floor Price in accordance with the applicable provisions of the Certificate of Designation.

(c)
The Company and High Trail acknowledge and agree that this letter agreement is not part of the same “plan of financing” as the original issuance of the Series F Preferred and is not intended to be integrated or aggregated with such original issuance for purposes of Nasdaq Listing Rule 5635(d). In support of the foregoing, the Company and High Trail acknowledge and agree that (i) this letter agreement was not contemplated at the time of the original issuance of the Series F Preferred, (ii) the original issuance of the Series F Preferred occurred more than twelve (12) months prior to the date of this letter agreement, and (iii) this letter agreement arose independently and is not linked to the original issuance of the Series F Preferred.

(d)
The Company further acknowledges and agrees that as a result of the Requisite Stockholder Approval having been obtained, no stockholder approval is required for the changes set forth in this letter agreement or the issuances of any shares of Common Stock pursuant to the Series F Preferred and that the limitations contained in Section 7(J)(ii) of the Certificate of Designation have ceased to be applicable.

2.	Amendment to Form of Anniversary Warrant.

(a)
Footnote 1 to the form of Anniversary Warrant (the “Form of Anniversary Warrant”) attached as Exhibit B to that certain Securities Purchase Agreement, dated as of March 24, 2025, between the Company and High Trail, as amended by that certain Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated as of March 25, 2026, by and among the Company and High Trail, as further amended by that certain Amendment and Restatement of Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated as of April 6, 2026, by and among the Company and High Trail, and as further amended by that certain Agreement re Certain Rights (Letter Agreement re Partial Redemption), dated as of April 8, 2026, by and among the Company and High Trail (as so amended, the “Securities Purchase Agreement”) is hereby further amended and restated in its entirety as follows:

“NTD: To be a number of shares of Common Stock equal to the quotient of (i) sixty-five percent (65%) of the Stated Value (as defined in the Certificate of Designation) of all Purchased Preferred Stock held by such Holder on August 7, 2026, divided by (ii) the average of the ten Daily VWAPs (as defined in the Certificate of Designation) during the ten VWAP Trading Day (as defined in the Certificate of Designation) period prior to the Original Issuance Date.”

(b)	Footnote 2 to the Form of Anniversary Warrant is hereby further amended and restated in its entirety as follows:

“NTD: To be August 7, 2026.”

3.	Amendment to Securities Purchase Agreement. Section 4(w) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“(w) If on August 7, 2026 (or if such date is not a Trading Day (as defined in the Certificate of Designation), then the immediately preceding Trading Day) (the “Anniversary Warrant Issuance Date”) (i) any Purchased Preferred Stock is outstanding and (ii) the Last Reported Sale Price (as defined in the Certificate of Designation) during any Trading Day in the twenty (20) Trading Day period ending on and including such date was less than one hundred fifteen percent (115%) of the Conversion Price, then the Company shall on such date issue the Anniversary Warrants to the Buyers for no additional consideration.”

4.
Securities Act Status. The Company acknowledges and agrees that all shares of Common Stock issuable pursuant to the Series F Preferred and the Warrants, including giving effect to this letter agreement, have been registered under the Securities Act pursuant to a prospectus supplement filed by the Company on March 24, 2025 and the registration statement related thereto (the “Registration Statement”) is effective and available for resales by High Trail and its affiliates of any such shares of Common Stock. The Company further represents and warrants that as of the date hereof: (i) the Registration Statement has not been suspended by stop order or otherwise and there are no pending or, to the Company’s knowledge, threatened proceedings seeking such a stop order; (ii) no post-effective amendment to the Registration Statement is required to permit High Trail and its affiliates to resell any shares of Common Stock issued or issuable pursuant to the Series F Preferred and the Warrants; and (iii) the Company has satisfied all conditions required for the continued use of the Registration Statement and the prospectus supplement filed therewith for resales by High Trail and its affiliates. The Company covenants to maintain the effectiveness of the Registration Statement until all shares of Common Stock covered thereby have been sold or are no longer outstanding.

5.
Cleansing Disclosure. The Company shall, by 8:30 a.m. (New York City time) on the day after the execution of this letter agreement, file a Current Report on Form 8-K with the Securities and Exchange Commission describing the material terms of the transactions contemplated hereby (the “Cleansing Form 8-K”). From and after the filing of the Cleansing Form 8-K, the Company shall have disclosed all material, non-public information (if any) provided to High Trail and/or its affiliates by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents and High Trail, High Trail’s affiliates and any of High Trail’s or High Trail’s affiliates’ officers, directors, employees or agents shall not be in possession of any material, non-public information regarding the Company or any of its Subsidiaries; provided that, notwithstanding the foregoing, following the filing of the Cleansing Form 8-K, High Trail Capital LP shall continue to be in possession of material, non-public information regarding the Company and its Subsidiaries consisting solely of information unrelated to the transactions contemplated hereby. In addition, effective upon the filing of the Cleansing Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and High Trail or any of its affiliates, on the other hand, shall have terminated and that neither High Trail nor its affiliates shall have been subject to any such obligation since the filing of the Cleansing Form 8-K.

6.	Miscellaneous.

(a)
On the date hereof, the Company shall pay all reasonable and documented out‑of‑pocket expenses and costs of High Trail (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for High Trail) in connection with the preparation, negotiation, execution and approval of this letter agreement and the transactions contemplated hereby.

(b)
This letter agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper‑based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301‑309), as amended from time to time, or other applicable law) of this letter agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c)	All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(d)
This letter agreement shall constitute a Transaction Document for all purposes under the Securities Purchase Agreement. Except as expressly set forth herein, the Transaction Documents are hereby ratified and reaffirmed. Each of the Company and High Trail acknowledges, confirms and agrees that all of its respective obligations owing to the other party under the Transaction Documents are hereby reaffirmed and shall remain in full force and effect with no further amendments, modifications or changes hereby.

(e)
The agreement set forth in this letter agreement is limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants or provisions of the Securities Purchase Agreement or the Certificate of Designation as between the parties hereto, other than as expressly set forth above.

[Signature Page Follows]

By your countersignature below, you acknowledge and agree to this letter agreement.

Very truly yours,

PRAIRIE OPERATING CO.

By:	/s/ Gregory S. Patton
Name:	Gregory S. Patton
Title:	Executive Vice President & Chief Financial Officer

Acknowledged and agreed, as of the date first written above:

HUDSON BAY PH XIX LLC

By:	/s/ Richard Allison
Name:	Richard Allison*
Title:	Authorized Signatory

*Authorized Signatory
Hudson Bay Capital Management LP
Not individually, but solely as
Investment Advisor to Hudson Bay PH XIX
LLC.